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                                                                    Exhibit 1(a)

                 [GE CAPITAL EQUIPMENT COMPANY 200_ - ____, LLC]

                    [GE CAPITAL EQUIPMENT TRUST 200_ - ____]

                               ASSET BACKED NOTES
                              (Issuable in Series)

                             UNDERWRITING AGREEMENT

[                    ]                                    [                    ]

Ladies and Gentlemen:

         CEF Equipment Holding, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware (the "Company"), proposes to cause [GE Capital Equipment Company 200_-____, LLC] [GE Capital Equipment Trust 200_-____] (the "Issuer") to offer for sale to you (the "Underwriter") from time to time its Asset Backed Notes secured by pools (the "Equipment Pools") of Equipment Loans (as defined below) (the "Notes"). The Notes may be issued in various series, and within each series, in one or more classes, in one or more offerings on terms determined at the time of sale (each such series, a "Series" and each such class, a "Class"). Each Series of the Notes will be issued under a separate Indenture (each, an "Indenture") to be dated as of the respective cut-off date (each, a "Cut-off Date") between the Issuer and [__________] as indenture trustee (the "Indenture Trustee"). [Simultaneously with the issuance and sale of any Series of Notes as contemplated by this Agreement and the Terms Agreement (as defined below), the Issuer will issue Asset Backed Certificates (the "Certificates") to the Company.] The Company is a wholly-owned subsidiary of General Electric Capital Services, Inc. ("GECS"). Capitalized terms used but not defined herein shall have the meanings given to them in the related Indenture.

         The assets of each Issuer will consist primarily of a pool of loans and finance lease arrangements (the "Equipment Loans") secured by new or used trucks and trailers, aircraft, restaurant equipment, maritime assets, construction equipment, machine tools, furniture or other equipment and the related security interests in the equipment financed thereby.

         Whenever the Issuer determines to make an offering of Notes (each, a "Note Offering") pursuant to this Agreement through you, it will enter into an agreement with you (the "Terms Agreement") providing for the sale of specified Classes of Offered Notes (as defined below) to, and the purchase and public offering thereof by, you. Each such Note Offering which the Issuer elects to make pursuant to this Agreement shall be governed by this Agreement, as supplemented by the related Terms Agreement. Each Terms Agreement, which shall be substantially in the form of Exhibit A hereto, shall specify, among other things, the Classes of Notes to be purchased by the Underwriter (the "Offered Notes"), the principal balance or balances of the Offered Notes,
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each subject to any stated variance, and the price or prices at which such
Offered Notes are to be purchased by the Underwriter from the Issuer.

         1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter, as of the date of the related Terms Agreement, that:

                  (a) The registration statement specified in the related Terms Agreement, on Form S-3, including a prospectus, has been filed with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of the Notes issuable in series, which registration statement has been declared effective by the Commission. Such registration statement, as amended to the date of the related Terms Agreement, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the effective date of the Registration Statement, is hereinafter called the "Registration Statement," and such prospectus, as such prospectus is supplemented by a prospectus supplement relating to the Offered Notes of the related Series, each in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the date of such Prospectus Supplement (other than any such incorporated documents that relate to Collateral Term Sheets (as defined in Section 9 below)) (such prospectus supplement, including such incorporated documents (other than those that relate to Collateral Term Sheets), in the form first filed after the date of the related Terms Agreement pursuant to Rule 424(b) is hereinafter called the "Prospectus Supplement"), is hereinafter called the "Prospectus". Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of the Prospectus or Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act.

                  (b) The Registration Statement, at the time it became effective, and the prospectus contained therein, and any amendments thereof and supplements thereto filed prior to the date of the related Terms Agreement, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the date of the related Terms Agreement and on each Closing Date (as defined in Section 3 below), the related Registration Statement and the related Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of any filing pursuant to Rule 424(b) and on each Closing Date, will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties


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
         as to the information contained in or omitted from (A) such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof, (B) any Current Report (as defined in Section 5(b) below), other than with respect to any Equipment Pool Error (as defined in Section 7(a) below) or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or Prospectus (C) to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 (Form T-1)of the Indenture Trustee.

                  (c) The Notes of the related Series will conform to the description thereof contained in the related Prospectus and will each on the related Closing Date be duly and validly authorized, and, when validly executed, countersigned, issued and delivered in accordance with the related Indenture and sold to you as provided herein and in the related Terms Agreement, will each be validly issued and outstanding and entitled to the benefits of the related Indenture.

                  (d) Neither the issuance nor sale of the Notes of the related Series nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof or of the related Terms Agreement, will conflict with any statute, order or regulation applicable to the Company with respect to the offering of the Notes by any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

                  (e) This Agreement and the related Terms Agreement have been duly authorized, executed and delivered by the Company.

         2. Purchase and Sale. Subject to the execution of the Terms Agreement for a particular Note Offering and subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement and such Terms Agreement, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, all, but not less than all, of the related Offered Notes at the purchase price therefor set forth in such Terms Agreement (the "Purchase Price").

         The parties hereto agree that settlement for all securities pursuant to this Agreement and the related Terms Agreement shall take place on the terms set forth herein and therein and not as set forth in Rule 15c6-1(a) under the Exchange Act.

         3. Delivery and Payment. Delivery of and payment for the Offered Notes of a Series shall be made at the offices of Mayer, Brown, Rowe & Maw, New York, New York, at 10:00 A.M., New York City time, on the Closing Date specified in the related Terms Agreement, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time being herein called the "Closing Date"). Delivery of such Offered Notes shall be made to the Underwriter against payment by the Underwriter of the Purchase Price thereof to or upon the order of the Company by wire transfer in federal or other immediately available funds or by check payable in federal funds, as the Company shall specify no later than


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five full business days prior to such Closing Date. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Notes shall be registered in such names and in such authorized denominations as the Underwriter may request not less than two full business days in advance of each Closing Date.

         The Company agrees to notify the Underwriter at least two business days before each Closing Date of the exact principal balance evidenced by the Offered Notes and to have such Offered Notes available for inspection, checking and packaging in New York, New York, no later than 12:00 noon on the business day prior to such Closing Date.

         4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Offered Notes of the related Series for sale to the public as set forth in the related Prospectus.

         5. Agreements. The Company agrees with the Underwriter that:

                  (a) The Company will cause the Prospectus as supplemented by a Prospectus Supplement relating to the Offered Notes to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by means reasonably calculated to result in filing with the Commission pursuant to such rule, and prior to the termination of the Note Offering to which such Prospectus relates, also will advise the Underwriter of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or preventing the offer and sale of the Notes. The Company will not file any amendment of the related Registration Statement or supplement to the related Prospectus (other than any amendment or supplement specifically relating to one or more Series of notes other than the Series that includes the related Offered Notes) unless the Company has furnished the Underwriter with a copy for its review prior to filing.

                  (b) The Company will cause any Computational Materials and any Structural Term Sheets (each as defined in Section 8 below) with respect to the Offered Notes of a Series that are delivered by the Underwriter to the Company pursuant to Section 8 to be filed with the Commission on a Current Report on Form 8-K (a "Current Report") pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the later of (i) the day on which such Computational Materials and Structural Term Sheets are delivered to counsel for the Company by the Underwriter prior to 10:30 a.m. and (ii) the date on which the related Terms Agreement is executed and delivered. The Company also will cause one Collateral Term Sheet (as defined in Section 9 below) with respect to the Offered Certificates of a Series that is delivered by the Underwriter to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by the Underwriter prior to 10:30 a.m. In addition, if at any time prior to the availability of the related Prospectus Supplement the Underwriter has delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of the Underwriter and the Company, a material change in the characteristics of the Equipment Loans for the related Series from those on which a Collateral Term Sheet with respect to the related Series previously filed with the


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         Commission was based, the Company will cause any such Collateral Term
         Sheet that is delivered by the Underwriter to the Company in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Company by the Underwriter prior to 10:30 a.m. Notwithstanding the three preceding sentences, the Company shall have no obligation to file any materials provided by the Underwriter pursuant to Sections 8 and 9 which (i) in the determination of the Company are not required to be filed pursuant to the Kidder Letters or the PSA Letter (each as defined in Section 8 below), or (ii) contain erroneous information or contain any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Structural Term Sheets or Collateral Term Sheets provided by the Underwriter to the Company pursuant to Section 8 or Section 9 hereof. The Company shall give notice to the Underwriter of its determination not to file Computational Materials, Structural Term Sheets or Collateral Term Sheets pursuant to clause (ii) of the preceding sentence and agrees at the written request of the Underwriter, to file such Computational Materials or Collateral Term Sheets that contain any material error or omission only if clearly marked "superseded by materials dated __________" and accompanied by corrected Computational Materials or Collateral Term Sheets that are marked "material previously dated _________, as corrected". The Company will file any such corrected Computational Materials or ABS Term Sheets as soon as practicable following receipt thereof from the Underwriter.

                  (c) If, at any time when a prospectus relating to the Offered Notes of a Series is required to be delivered under the Act, any event occurs as a result of which the related Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the related Prospectus to comply with the Act or the rules thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that the Company will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets or Collateral Term Sheets incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Company by the Underwriter pursuant to Section 8(e) hereof or any amendments or supplements to such Collateral Term Sheets that are furnished to the Company by the Underwriter pursuant to Section 9(d) hereof which are required to be filed in accordance therewith.

                  (d) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, a copy of the related Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Act, as many copies of the related Prospectus and any


                                       5
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         supplements thereto (other than exhibits to the related Current Report)
         as the Underwriter may reasonably request.

                  (e) The Company will furnish such information, execute such instruments take such actions as may be reasonably requested by the Underwriter to qualify the Offered Notes of a Series for sale under the laws of such jurisdictions as the Underwriter may designate and to maintain such qualifications in effect so long as required for the initial distribution of such Offered Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified on the date of the related Terms Agreement or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not, on the date of the related Terms Agreement, subject to such service of process.

                  (f) So long as the Offered Notes of a Series are outstanding or until such time as the Underwriter shall cease to maintain a secondary market in the Notes, whichever occurs first, the Company will furnish to the Underwriter copies of the annual independent public accountants' servicing report furnished to the Indenture Trustee pursuant to Section [___] of the related Indenture.

                  (g) If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriter for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by it in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Underwriter has reasonably requested pursuant to Section 5(e) above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, the Underwriter shall be responsible for paying all costs and expenses incurred by it, including the fees and disbursements of its counsel, in connection with the purchase and sale of the Notes.

         6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Offered Notes of any Series shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, as supplemented by the related Terms Agreement, as of the respective dates thereof and the related Closing Date, to the accuracy of the statements of the Company made in any applicable officers' certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and such Terms Agreement and to the following additional conditions applicable to the related Certificate Offering:

                  (a) No stop order suspending the effectiveness of the related Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission.


                                       6


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      (b) Mayer, Brown, Rowe & Maw, special counsel for the Company, shall have furnished to the Underwriter an opinion, dated the related Closing Date, and substantially to the effect set forth in Exhibit B.

      (c) In-house counsel for the Company shall have furnished to the Underwriter an opinion, dated the related Closing Date and substantially to the effect set forth in Exhibit C.

      (d) The Underwriter shall have received from [_____________], counsel for the Underwriter, such opinion or opinions, dated the related Closing Date, with respect to the issuance and sale of the Notes of the related Series, the related Registration Statement, the related Prospectus and such other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as the Underwriter may reasonably request for the purpose of enabling them to pass upon such matters.

      (e) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the President, any Vice President, or the principal financial or accounting officer of the Company, dated the related Closing Date, to the effect that the signer of such certificate has carefully examined the related second tier transfer agreement dated as of the related Cut-Off Date between the Company and the Issuer (the "Second Tier Transfer Agreement"), this Agreement, and the related Terms Agreement, and that, to the best of such person's knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement and the Second Tier Transfer Agreement are true and correct in all material respects, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder or under the Terms Agreement at or prior to such Closing Date.

      (f) [_____________], counsel for the Indenture Trustee, shall have furnished to the Underwriter an opinion, dated the related Closing Date, substantially to the effect set forth in Exhibit D.

      (g) [_____________] shall have furnished to the Underwriter a letter, dated as of the date of the related Terms Agreement, in form and substance satisfactory to the Underwriter, stating in effect that they have performed certain specified procedures all of which have been agreed to by the Underwriter as a result of which they have determined that such information of an accounting, financial or statistical nature set forth in the related Prospectus Supplement under the caption ["Delinquency Experience" and "Credit Loss/ Repossession Experience"] agrees with the accounting records of the Company, excluding any questions of legal interpretation.

      (h) [_____________] shall have furnished to the Underwriter a letter, dated as of the related Closing Date, in form and substance satisfactory to the Underwriter, stating in effect that they have performed certain specified procedures all of which have been agreed to by the Underwriter, as a result of which they have determined that such information of an accounting, financial or statistical nature set forth in the related


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Prospectus Supplement under the caption "[The Receivables Pool]", is mutually consistent and agrees with the accounting records of the Company, excluding any questions of legal interpretation.

      (i) [_____________] shall have furnished to the Underwriter and the Company a letter or letters, dated as of the date of the related Terms Agreement, in form and substance satisfactory to the Underwriter and the Company, including, without limitation, statements, if applicable, to the effect that all information included in the Computational Materials, Structural Term Sheets and Collateral Term Sheets (if any) provided by the Underwriter to the Company for filing on Form 8-K, is accurate except as to such matters that are not deemed by the Company to be material.

      (j) [_____________] shall have furnished to the Underwriter and the Company a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Underwriter and the Company, including, without limitation, statements, if applicable, to the effect that all information included in the Computational Materials, Structural Term Sheets and Collateral Term Sheets (if any) provided by the Underwriter to the Company for filing on Form 8-K, is accurate except as to such matters that are not deemed by the Company to be material.

      (k) The Offered Notes of the related Series shall have received the ratings specified in the related Terms Agreement (the "Required Ratings").

      (l) Prior to the related Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

      (m) If any Certificates of the related Series are to be sold to any other underwriter and/or offered in reliance upon an exemption from the registration requirements of the Act, the sale at or prior to the related Closing Date of such Notes to the purchaser thereof shall have occurred.

      (n) Subsequent to the date of the related Terms Agreement, there shall not have been any material adverse change in the business or properties of the Company which the Underwriter concludes in its reasonable business judgment, after consultation with the Company, materially impairs the investment quality of the Offered Notes of the related Series so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Offered Notes as contemplated by the related Prospectus.

7.    Indemnification and Contribution.

      (a) The Company and GECS, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a


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material fact contained in the Registration Statement relating to the Offered
Notes of the applicable Series as it became effective or in any amendment or supplement thereof, or in such Registration Statement or the related Prospectus, or in any amendment thereof or are caused by the omission or alleged omission (in the case of any Computational Materials or ABS Terms Sheets (as defined herein) in respect of which the Company and GECS agree to indemnify the Underwriter, as set forth below, when such are read in conjunction with the related Prospectus and Prospectus Supplement) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (i) none of the Company or GECS will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company or GECS as herein stated by or on behalf of the Underwriter specifically for use in connection with the preparation thereof, or (B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results directly from an error (an "Equipment Pool Error") in the information concerning the characteristics of the Equipment Loans furnished by the Company or GECS to the Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials or Collateral Term Sheets (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof),
(ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus (or supplement thereto) shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Notes of the related Series that are the subject thereof if such person was not sent or did not receive a copy of a supplement to such Prospectus at or prior to the confirmation of the sale of such Notes and the untrue statement or omission of a material fact contained in such Prospectus (or supplement thereto) was corrected (a "Corrected Statement") in such other supplement and such supplement was furnished by the Company or GECS to the Underwriter prior to the delivery of such confirmation, and (iii) such indemnity with respect to any Equipment Pool Error shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials or ABS Term Sheets that were prepared on the basis of such Equipment Pool Error, if, prior to the time of confirmation of the sale of the applicable Notes to such person, the Company or GECS notified the Underwriter in writing of the Equipment Pool Error or provided in written or electronic form information superseding or correcting such Equipment Pool Error (in any such case, a "Corrected Equipment Pool Error"), and the Underwriter failed to notify such person thereof or to deliver to such person corrected Computational Materials (or underlying written or electronic materials) or ABS Term Sheets. This indemnity agreement will be in addition to any liability which the Company or GECS may otherwise have.

      (b) The Underwriter agrees to indemnify and hold harmless the Company, GECS, each of their respective directors and officers who signs the Registration Statement relating to the Offered Notes of the applicable Series, and each person who controls the Company or GECS within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from the Company and GECS to the Underwriter, but only with reference to (A) written information furnished to the Company or GECS by or on behalf of the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity with respect to the related Series, or (B) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) delivered to prospective investors by the Underwriter and furnished to the Company or GECS by the Underwriter pursuant to
Section 8 and incorporated by reference in such Registration Statement or the related Prospectus or any amendment or supplement thereof, (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof resulting from any Equipment Pool Error, other than a Corrected Equipment Pool Error). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. Each of the Company and GECS acknowledges that the statements set forth on the cover of the related Prospectus Supplement under the captions "Underwriters of the Class A Notes" and "Underwriters of the [Class B Notes] [Certificates] and under the caption "Underwriting" in the related Prospectus Supplement as such statements relate to such Offered Notes, including (i) the chart listing the Underwriter of the Class
[ ] Notes, the Class [ ] Notes, the Class [ ] Notes, the Class [ ] Notes and the Class [ ] Notes, (ii) the paragraph immediately following the chart described in clause (i), and (iii) the charts listing the Underwriter's selling concession and reallowance concession include the information furnished in writing by or on behalf of the Underwriter for inclusion in the related Prospectus (other than any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Company or GECS by the Underwriter), and the Underwriter confirms that such statements are correct.

      (c) Promptly after receipt by an indemnified party under Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnified party in the case of subparagraph (a) or (b), representing the indemnified parties under subparagraph
(a) or (b), who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

      (d) If the indemnification provided for in paragraph (a) or (b) of this
Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, GECS or the Underwriter, on grounds of policy or otherwise, or if the indemnified party failed to give notice under paragraph (c) of this Section 7 in respect of a claim otherwise subject to indemnification in accordance with paragraph (a) or (b) of this Section 7, the Company, GECS and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which the Company, GECS and the Underwriter may be subject in such proportion as is appropriate to reflect not only the relative benefits received by the Company and GECS on the one hand and the Underwriter on the other from the offering of the Notes but also the relative fault of the Company and GECS on the one hand and of the Underwriter, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and GECS on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or GECS or by the Underwriter, whether the indemnified party failed to give notice under paragraph
(c) of this Section 7 in respect of a claim otherwise subject to indemnification in accordance with paragraph (a) or (b) of this Section 7, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) The Company, GECS and the Underwriter agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(d); which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

Notwithstanding anything to the contrary in Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Underwriter, and each person who controls the Company or GECS within the meaning of either the Act or the Exchange Act, each officer of the Company or GECS who shall have signed the Registration Statement and each director of the Company or GECS shall have the same rights to contribution as the Company or GECS, as applicable, subject in each case to the immediately preceding sentence of this paragraph.

      8. Computational Materials and Structural Term Sheets. (a) Not later than 10:30 a.m., New York time, on the business day before the date on which the Current Report relating to the Offered Notes of a Series is required to be filed by the Company with the Commission pursuant to Section 5(b) hereof, the Underwriter shall deliver to the Company five complete copies of all materials provided by the Underwriter to prospective investors in such Offered Notes which constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"), the filing of which material is a condition of the relief granted in such letter (such materials being the "Computational Materials"), and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter"), the filing of which material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"). Each delivery of Computational Materials and Structural Term Sheets to the Company pursuant to this paragraph
(a) shall be effected by delivering four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 3 hereof and one copy of such materials to the Company.

            (b) The Underwriter represents and warrants to and agrees with the Company, as of the date of the related Terms Agreement and as of the Closing Date, that:

                  (i) the Computational Materials furnished to the Company
            pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission with respect to the related Offered Notes in accordance with the Kidder Letters, and such Computational Materials comply with all applicable laws and regulations in connection with the use of Computational Materials, including the requirements of the Kidder Letters;

                  (ii) the Structural Term Sheets furnished to the Company
            pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Company that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Offered Notes in accordance with the PSA Letter, and such Structural Term Sheets comply with all applicable laws and regulations in connection with the use of Structural Term Sheets, including the requirements of the PSA Letter;

                  (iii) on the date any such Computational Materials or
            Structural Term Sheets with respect to such Offered Notes were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 8(a) and on the related Closing Date, such Computational Materials or Structural Term Sheets did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (iv) all Computational Materials or Structural Term Sheets
            furnished to prospective investors contained and will contain a legend, prominently displayed on the first page thereof stating that the Computational Materials or Structural Term Sheets are being provided exclusively by the Underwriter, that the Underwriter is acting as the underwriter and not acting as an agent of the Company in connection with the securities described therein and that none of the Company or its affiliates is making any representation as to the accuracy or completeness of the information therein. The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials or Structural Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein.

Notwithstanding the foregoing, the Underwriter makes no representation or warranty as to whether any Computational Materials or Structural Term Sheets included or will include any untrue statement resulting directly from any Equipment Pool Error (except any Corrected Equipment Pool Error, with respect to materials prepared after the receipt by the Underwriter from the Company of notice of such Corrected Equipment Pool Error or materials superseding or correcting such Corrected Equipment Pool Error).

            (c) The Underwriter shall cause a firm of public accountants to furnish to the Company a letter, dated as of the date on which the Underwriter delivers any Computational Materials (which term shall be deemed to include, for purposes of this paragraph (c), calculated statistical information delivered to prospective investors in the form of a Structural Term Sheet) to the Company pursuant to Sections 5(b) and 8(a), in form and substance satisfactory to the Company, stating in effect that they have verified the mathematical accuracy of any calculations performed by the Underwriter and set forth in such Computational Materials.

            (d) The Underwriter acknowledges and agrees that the Company has not authorized and will not authorize the distribution of any Computational Materials or Structural Term Sheets to any prospective investor, and agrees that any Computational Materials or Structural Term Sheets with respect to any Series of Notes furnished to prospective investors from and after the date hereof included shall include a disclaimer in the form set forth in paragraph (b)(iv) above. The Underwriter agrees that it will not represent to prospective investors that any Computational Materials or Structural Term Sheets were prepared or disseminated on behalf of the Company.

            (e) If, at any time when a prospectus relating to the Offered Notes of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by the Underwriter pursuant to this Section 8 or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Computational Materials or Structural Term Sheets to comply with the Act or the rules thereunder, the Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Underwriter represents and warrants to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Underwriter makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Equipment Pool Error (except any Corrected Equipment Pool Error, with respect to any such amendment or supplement prepared after the receipt by the Underwriter from the Company of notice of such Corrected Equipment Pool Error or materials superseding or correcting such Corrected Equipment Pool Error). The Company shall have no obligation to file such amendment or supplement if (i) the Company determines that such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriter to the Company pursuant to this paragraph (e) or (ii) the Company reasonably determines that such filing is not required under the Act. The Company shall give notice to the Underwriter of its determination not to file an amendment or supplement pursuant to clause (i) of the preceding sentence and agrees at the written request of the Underwriter, to file such Computational Materials or Structural Term Sheets that contain a material error or omission only if clearly marked "superseded by materials dated _________" and accompanied by corrected Computational Materials or Structural Term Sheets that are marked, "material previously dated _________, as corrected."

            (f) In the event of any delay in the delivery by the Underwriter to the Company of all Computational Materials and Structural Term Sheets required to be delivered in accordance with Section 8(a) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to
      Section 8(a) hereof, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in
      Section 8(a) hereof to file the Computational Materials and Structural Term Sheets by the time specified therein.

            (g) The Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the Kidder and PSA Letters with respect to the generation and use of Computational Materials and Structural Term Sheets in connection with the offering of the Notes.

      9. Collateral Term Sheets. (a) Prior to the delivery of any "Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets"), to a prospective investor in any Offered Notes, the Underwriter shall, in order to facilitate the timely filing of such material with the Commission, notify the Company and its counsel by telephone of its intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 10:30 a.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in such Offered Notes, the Underwriter shall deliver to the Company five complete copies of all materials provided by the Underwriter to prospective investors in such Offered Notes which constitute "Collateral Term Sheets." Each delivery of a Collateral Term Sheet to the Company pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Company on behalf of the Company at the address specified in Section 3 hereof and one copy of such materials to the Company. (Collateral Term Sheets and Structural Term Sheets are, together, referred to herein as "ABS Term Sheets.") At the time of each such delivery, the Underwriter shall indicate in writing that the materials being delivered constitute Collateral Term Sheets, and, if there has been any prior such delivery with respect to the related Series, shall indicate whether such materials differ in any material respect from any Collateral Term Sheets previously delivered to the Company with respect to such Series pursuant to this Section 9(a) as a result of the occurrence of a material change in the characteristics of the related Equipment Loans.

            (b) The Underwriter represents and warrants to and agrees with the Company as of the date of the related Terms Agreement and as of the Closing Date, that:

                  (i) The Collateral Term Sheets furnished to the Company
            pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by the Underwriter prior to time of delivery thereof to the Company that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related Offered Notes in accordance with the PSA Letter, and such Collateral Term Sheets comply with all applicable laws and regulations in connection with the use of Collateral Term Sheets, including the requirements of the PSA Letter;

                  (ii) On the date any such Collateral Term Sheets with respect to such Offered Notes were last furnished to each prospective investor and on the date of delivery thereof to the Company pursuant to Section 9(a) and on the related Closing Date, such Collateral Term Sheets did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (iii) the Underwriter has not represented to any prospective investor that any Collateral Term Sheets with respect to any Series were prepared or disseminated on behalf of the Company, and, except as otherwise disclosed by the Underwriter to the Company in writing prior to the date hereof, all Collateral Term Sheets previously furnished to prospective investors included a disclaimer to the effect set forth in Section 8(b)(iv).

Notwithstanding the foregoing, the Underwriter makes no representation or warranty as to whether any Collateral Term Sheet included or will include any untrue statement or material omission resulting directly from any Equipment Pool Error (except any Corrected Equipment Pool Error, with respect to materials prepared after the receipt by the Underwriter from the Company of notice of such Corrected Equipment Pool Error or materials superseding or correcting such Corrected Equipment Pool Error).

            (c) The Underwriter acknowledges and agrees that any Collateral Term Sheets with respect to any Series of Notes furnished to prospective investors from and after the date hereof shall include a disclaimer in form satisfactory to the Company to the effect set forth in Section 8(d) hereof, and to the effect that the information contained in such materials supersedes the information contained in any prior Collateral Term Sheet with respect to such Series of Offered Notes and will be superseded by the description of the related Equipment Loans in the related Prospectus Supplement to be filed under cover of Form 8-K. The Underwriter agrees that it will not represent to prospective investors that any Collateral Term Sheets were prepared or disseminated on behalf of the Company.

            (d) If, at any time when a prospectus relating to the Offered Notes of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by the Underwriter pursuant to this Section 9 or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Collateral Term Sheets to comply with the Act or the rules thereunder, the Underwriter promptly will prepare and furnish to the Company for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Underwriter represents and warrants to the Company, as of the date of delivery of such amendment or supplement to the Company, that such amendment or supplement will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Underwriter makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Equipment Pool Error (except any Corrected Equipment Pool Error, with respect to any such amendment or supplement prepared after the receipt by the Underwriter from the Company of notice of such Corrected Equipment Pool Error or materials superseding or correcting such Corrected Equipment Pool Error). The Company shall have no obligation to file such amendment or supplement if (i) the Company determines that such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Company shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by the Underwriter to the Company pursuant to this paragraph (d) or (ii) the Company determines such filing is not required under the Act.

            (e) If the Underwriter does not provide any Collateral Term Sheets to the Company pursuant to Section 9(a) above or any Computational Materials or Structural Term Sheets pursuant to Section 8(a) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with Kidder or the PSA Letters, and the Underwriter shall provide the Company with a certification to that effect on the Closing Date.

            (f) In the event of any delay in the delivery by the Underwriter to the Company of all Collateral Term Sheets required to be delivered in accordance with Section 9(a) above, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 9(a) hereof to file the Collateral Term Sheets by the time specified therein.

            (g) The Underwriter represents that it has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the PSA Letters with respect to the generation and use of Collateral Term Sheets in connection with the offering of the Notes.

      10. Agreement of the Underwriter. The Underwriter agrees that (i) a printed copy of the Prospectus will be delivered to each person who receives a confirmation of sale prior to or at the same time with such confirmation of sale; (ii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to the Underwriter by or on behalf of the Company specifically for use by the Underwriter pursuant to this Section 10; for example, if the Prospectus is delivered to the Underwriter by or on behalf of the Company in a single electronic file in pdf format, then the Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in pdf format; and
(iii) it has not used, and during the period for which it has an obligation to deliver a "prospectus" (as defined in Section 2(a)(10) of the Act) relating to the Notes (including any period during which the Underwriter has such delivery obligation in its capacity as a "dealer" (as defined in Section 2(a)(12) of the Act)) it will not use, any internet Web site or electronic media containing information for prospective investors, including any internet Web site or electronic media maintained by third parties, in connection with the offering of the Notes, except in compliance with applicable laws and regulations.

      11. Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Offered Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated to take up and pay for the Offered Notes that the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the initial principal balance of Offered Notes that the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal balance of all of the Offered Notes set forth in Exhibit A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Notes, and if such nondefaulting Underwriters do not purchase all of the Offered Notes, this Agreement will terminate without liability to the nondefaulting Underwriters or the Company. In the event of a default by any Underwriter as set forth in this
Section 11, the Closing Date for the Offered Notes shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

      12. Termination. This Agreement and the related Terms Agreement shall be subject to termination by notice given to the Company, if the sale of the Notes provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement. If you terminate this Agreement in accordance with this Section 12, the Company will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Notes.

      13. Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company, GECS or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement and the related Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the related Offered Notes. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement and the related Terms Agreement.

      14. Successors. This Agreement and the related Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder or thereunder. No purchaser of any Offered Note from the Underwriter shall be deemed a successor or assign by reason of such purchase.

      15. APPLICABLE LAW. THIS AGREEMENT AND THE RELATED TERMS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

      16. Miscellaneous. This Agreement, as supplemented by the related Terms Agreement, supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement and the related Terms Agreement or any term of each may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement and the related Terms Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

      17. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be delivered to it at the address first above written; or if sent to the Company, will be delivered to GE Capital Markets Services, Inc., 3001 Summer Street, Stamford, CT 06927,
Attention: Charles E. Rhodes, Esq., Vice President and Senior Counsel.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

                                    Very truly yours,

                                    [                                   ]
                                     -----------------------------------


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:




                                    GENERAL ELECTRIC CAPITAL SERVICES, INC.


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

[                                   ]
 -----------------------------------

By:
   ---------------------------------
   Name:
   Title:

                                    EXHIBIT A

                   [GE CAPITAL EQUIPMENT COMPANY 200_-_, LLC]

                       [GE CAPITAL EQUIPMENT TRUST 200_-_]

                               ASSET BACKED NOTES

                                 SERIES ____-__

                                 TERMS AGREEMENT

                           (to Underwriting Agreement,
                                dated [________]

                    between the Company and the Underwriter)

[___________________].                                        New York, New York
[44 Old Danbury Road]                                                     [Date]
[Danbury, CT 06810]

      [_____________] (the "Underwriter") agrees, subject to the terms and provisions herein and of the captioned Underwriting Agreement (the "Underwriting Agreement"), to purchase such Classes of Series ____-__ Notes specified in
Section 2(a) hereof (the "Offered Notes"). This letter supplements and modifies the Underwriting Agreement solely as it relates to the purchase and sale of the Offered Notes described below. The Series ____-__ Notes are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 333-_____). Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

      Section 1. The Equipment Pool: The Series ____-__ Notes shall be secured by an Equipment Pool consisting of Equipment Loans having the following characteristics as of ________ __, ____ (the "Cut-off Date"):

            (a) Aggregate Principal Amount of the Equipment Pool: $[ ] aggregate principal balance as of the Cut-off Date, subject to [an upward or downward variance of up to [ ]%, the precise aggregate principal balance to be determined by the Company][a permitted variance such that the aggregate Scheduled Principal Balance thereof will be not less than $[ ] or greater than $[ ]].

            (b) Original Terms to Maturity: The original term to maturity of each Equipment Loan included in the Equipment Pool shall be between ___ and ___ years.

      Section 2. The Notes: The Offered Notes shall be issued as follows:

            (a) Classes: The Offered Notes shall be issued with the following Class designations, interest rates and principal balances, subject in the aggregate to the variance referred to in Section 1(a)[and, as to any particular Class, to an upward or downward variance of up to [ ]%]:

                                                               Class Purchase
       Class          Principal Balance     Interest Rate     Price Percentage
       -----          -----------------     -------------     ----------------
Class                   $                          %                     %
      --                 ---------              ---                   ---

            (b) The Offered Notes shall have such other characteristics as described in the related Prospectus.

      Section 3. Purchase Price: The Purchase Price for each Class of the Offered Notes shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial Class Notes Principal Balance thereof plus accrued interest at the rate of [ ]% per annum from and including the Cut-off Date up to, but not including, _________ __, ____ (the "Closing Date").

      Section 4. Required Ratings: The Offered Notes shall have received Required Ratings of at least [ ] from [ ].

      Section 5. Tax Treatment: [The Notes will be treated as a debt for federal income tax purposes.]

      [Section 6. Additional Expenses:]*

------------------------
*     to be inserted if applicable.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Underwriter and the Company.

                                    Very truly yours,

                                    [             ]
                                     -------------

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

[             ]
 -------------

By:
   ---------------------------------
   Name:
   Title:

                                    EXHIBIT B

                  FORM OF OPINION OF MAYER, BROWN, ROWE & MAW,
                         SPECIAL COUNSEL TO THE COMPANY

                                    EXHIBIT C

                 FORM OF IN-HOUSE COUNSEL OPINION OF THE COMPANY

                                    EXHIBIT D

          FORM OF [_________] SPECIAL COUNSEL TO THE INDENTURE TRUSTEE



                                       26